UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 30, 2024

NETGEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose,	CA	95134
(Address, including zip code, of principal executive offices)

(408)	907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s):	Name of each exchange on which registered
Common Stock, $0.001 par value	NTGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 30, 2024, NETGEAR, Inc. (the “Company”) virtually held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders of record at the close of business on April 1, 2024, voted on three proposals, each of which is described in more detail in the Proxy Statement. At the Annual Meeting, 24,193,438 shares were represented in person or by proxy, which constituted a quorum. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each proposal, the number of abstentions with respect to each proposal, and the number of broker non-votes with respect to each proposal:

1.
The election of seven directors to serve until the next Annual Meeting of Stockholders:

	For	Against	Abstain	Broker Non-votes
Charles (CJ) Prober	20,894,568	31,938	19,350	3,247,582
Sarah S. Butterfass	19,920,235	1,000,775	24,846	3,247,582
Laura J. Durr	20,777,596	143,415	24,845	3,247,582
Shravan K. Goli	20,609,211	315,055	21,590	3,247,582
Bradley L. Maiorino	20,783,140	141,486	21,230	3,247,582
Janice M. Roberts	20,077,155	846,444	22,257	3,247,582
Thomas H. Waechter	20,582,151	339,887	23,818	3,247,582

2.
Ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

For:	23,785,770
Against:	381,974
Abstain:	25,694
Broker Non-Votes:	-

3.
Approval of the non-binding advisory proposal regarding executive compensation:

For:	14,908,858
Against:	5,988,967
Abstain:	48,031
Broker Non-Votes:	3,247,582

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

By:	/s/ Kirsten J. Daru
Kirsten J. Daru
General Counsel and Chief Privacy Officer

Dated:	June 4, 2024